EXHIBIT 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Woodhead Industries, Inc. (the "Company") on Form 10-Q for the period ending April 1, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Philippe Lemaitre, Chief Executive Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

BY: /s/ Philippe Lemaitre

Philippe Lemaitre

Chief Executive Officer

May 10, 2006

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.